UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2025

PHINIA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41708	92-2483604
State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

3000 University Drive	Auburn Hills,	Michigan	48326
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (248) 732-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PHIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 15, 2025, PHINIA Inc. (the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with BorgWarner Inc. (“BorgWarner”) to resolve previously disclosed claims asserted by BorgWarner against the Company in Delaware Superior Court pursuant to which BorgWarner sought, among other things, a judicial declaration that the Company is obligated under the tax matters agreement, dated as of July 3, 2023 (the “Tax Matters Agreement”) and entered into by the parties in connection with the separation of the Company from BorgWarner on July 3, 2023 (the “Spin-Off”), to remit to BorgWarner refunds obtained by the Company from tax authorities that relate to certain indirect tax payments made prior to the Spin-Off (the “Pre-Spin Refundable Tax Payments”). The Settlement Agreement also resolves counterclaims asserted in Delaware Superior Court by the Company against BorgWarner under the Tax Matters Agreement.
The Settlement Agreement provides for, among other things, the Company to make payments to BorgWarner pursuant to the following schedule: an initial payment of $31 million in the fourth quarter of 2025, a second payment of $21 million in the first quarter of 2026, and a third and final payment of $26 million to be made over the course of 2026 as the Company receives the Pre-Spin Refundable Tax Payments from various tax authorities (collectively, the “Settlement Payments”). The Company expects that a substantial portion of the Settlement Payments will be funded through the Company’s collection of Pre-Spin Refundable Tax Payments, with the remaining portion of the Settlement Payments to be funded with available liquidity.
In addition, the Settlement Agreement provides that BorgWarner will pay to the Company approximately $7 million related to the reimbursement of certain pre-Spin-Off corporate income taxes in the fourth quarter of 2025. The Settlement Agreement also provides for the release of certain other claims asserted by BorgWarner against the Company.
In connection with the Settlement Agreement, the Company and BorgWarner have also entered into an amendment to the Tax Matters Agreement (the “Amended and Restated Tax Matters Agreement”) to provide for, among other things, clarification of BorgWarner’s responsibility for certain pre-Spin-Off tax liabilities and the Company’s ability to obtain and use the benefit of certain pre-Spin-Off credits and other offsets, including certain net operating loss carryforwards available to offset future taxable income and research and development credits related to pre-Spin-Off projects. Although the research and development credits remain subject to completion of necessary filings and governmental approvals, the Company believes that these credits can result in PHINIA receiving up to approximately $29 million in cash by the end of 2026.
    The Company expects to record a loss of approximately $39 million in the third quarter of 2025 in connection with the settlement of the claims with BorgWarner, representing the aggregate amount of the Settlement Payments less the amount the Company had previously recorded for the matter. As the loss is not reflective of the Company’s ongoing operations, the Company expects it will exclude this loss as a separation-related charge for adjusted EBITDA and adjusted free cash flow purposes.
The foregoing descriptions of the Settlement Agreement and the Amended and Restated Tax Matters Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Settlement Agreement and the Amended and Restated Tax Matters Agreement, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of U.S. federal securities laws. Forward-looking statements are statements other than historical fact that provide current expectations or forecasts of future events based on certain assumptions and are not guarantees of future performance. Forward-looking statements use words such as “anticipate,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “guidance,” “initiative,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” and variations of such words and words of similar meaning. Further, all statements, other than statements of historical fact contained or incorporated by reference in this Current Report on Form 8-K, that the Company expects or anticipates will or may occur in the future regarding its financial position, business strategy and measures to implement that strategy, including the impact of entry in the Settlement Agreement and the Amended and Restated Tax Matters Agreement on the Company’s results of operations and financial condition and the availability of, and our ability to use, the various credits and offsets that are described in this Current Report on Form 8-K, are forward-looking statements.
Forward-looking statements are subject to risks, uncertainties, and factors relating to our business and operations, all of which are difficult to predict and which could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements. Risks, uncertainties, and factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: adverse changes in general business and economic conditions, including recessions, adverse market conditions or downturns impacting the vehicle and industrial equipment industries; our ability to deliver new products, services and technologies in response to changing consumer preferences, increased regulation of greenhouse gas emissions, and acceleration of the market for electric vehicles; competitive industry conditions; failure to identify, consummate, effectively integrate or realize the expected benefits from acquisitions or partnerships; pricing pressures from original equipment manufacturers (OEMs); inflation rates and volatility in the costs of commodities used in the production of our products; changes in U.S. and foreign administrative policy, including tariffs, changes to existing trade agreements and import or export licensing requirements, and any resulting changes in international trade relations; our ability to protect our intellectual property; failure of or disruption in our information technology infrastructure, including a disruption related to cybersecurity; our ability to identify, attract, retain and develop a qualified global workforce; difficulties launching new vehicle programs; failure to achieve the anticipated savings and benefits from restructuring and product portfolio optimization actions; extraordinary events, including natural disasters or extreme weather events, fires or similar catastrophic events, political disruptions, terrorist attacks, pandemics or other public health crises, and acts of war; risks related to our international operations; the impact of economic, political, social and market conditions on our business in China; our reliance on a limited number of OEM customers; supply chain disruptions, including due to U.S. and foreign government action; work stoppages, production shutdowns and similar events or conditions; governmental investigations and related proceedings regarding vehicle emissions standards, including the ongoing investigation into diesel defeat devices; current and future environmental, health and safety, human rights and other laws and regulations; the impacts of climate change, regulations related to climate change and various stakeholders’ emphasis on climate change and other related matters; compliance with and changes in other laws and regulations; liabilities related to product warranties, litigation and other claims; tax audits and changes in tax laws or tax rates taken by tax authorities; impairment charges on goodwill and indefinite-lived intangible assets; the impact of changes in interest rates and asset returns on our pension funding obligations; the impact of restrictive covenants and other requirements on our financial and operating flexibility pursuant to the agreements governing our indebtedness; risks relating to the spin-off from our former parent, including our ability to achieve some or all of the benefits that we expect to achieve from the spin-off, a determination that the spin-off does not qualify as tax-free for U.S. federal income tax purposes, and our or our former parent’s failure to perform under, or additional disputes that may arise between the parties relating to, various transaction agreements executed in connection with the spin-off; and other risks and uncertainties described in our reports filed from time to time with the Securities and Exchange Commission.
We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHINIA Inc.

Date: October 21, 2025	By:	/s/ Robert Boyle
Name: Robert Boyle
Title: Vice President, General Counsel and Secretary